UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2023

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road,
Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2023 Annual Meeting of Stockholders of Penske Automotive Group, Inc. (the “Company”) was held on May 11, 2023. At the Annual Meeting, all proposals were approved in accordance with the stockholder voting results noted below.

Proposal 1
The thirteen director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal:

NOMINEE	FOR	WITHHELD	NON-VOTES
John Barr	57,526,451	7,533,957	2,168,739
Lisa Davis	63,875,240	915,168	2,168,739
Wolfgang Dürheimer	64,587,906	202,502	2,168,739
Michael Eisenson	63,898,436	891,972	2,168,739
Robert Kurnick, Jr.	63,488,000	1,302,408	2,168,739
Kimberly McWaters	55,323,632	9,466,776	2,168,739
Kota Odagiri	63,817,107	973,301	2,168,739
Greg Penske	63,722,561	1,067,847	2,168,739
Roger Penske	64,077,506	712,902	2,168,739
Sandra Pierce	63,473,626	1,316,782	2,168,739
Greg Smith	56,516,292	8,274,116	2,168,739
Ronald Steinhart	57,250,726	7,539,687	2,168,739
Brian Thompson	63,500,639	1,289,769	2,168,769
Proposal 2
The proposal to adopt an Amended and Restated Certificate of Incorporation to incorporate new Delaware law provisions regarding officer exculpation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
55,184,026	9,574,600	31,782	2,168,739
Proposal 3
The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023:

FOR	AGAINST	ABSTAIN
66,552,637	391,565	14,945

Proposal 4
The proposal to approve, on an advisory basis, our named executive officer compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
64,189,463	567,713	33,232	2,168,739
Proposal 5
The proposal to approve, on an advisory basis, the frequency of future advisory votes regarding the compensation of our named executive officers:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
63,079,741	17,375	1,672,385	20,907
Based on the results of the vote for Proposal 5, and consistent with the recommendation of our Board of Directors (the “Board”), the Board has determined that future advisory votes of shareholders regarding our named executed officer compensation will be submitted annually to the Company’s shareholders until the next advisory vote on the frequency of shareholder votes on named executive compensation.

Item 8.01 Other Events.

On May 11, 2023, we issued a press release announcing that our Board declared a quarterly dividend in the amount of $0.66 per share, payable on June 1, 2023 to shareholders of record as of May 22, 2023. Additionally, we announced that the Board delegated to management $250 million in authority to repurchase the Company’s outstanding securities. This repurchase authority is in addition to previously announced repurchase authority, of which $135.8 million remained outstanding as of May 10, 2023. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 11, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 15, 2023	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President